[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.7

INTELLECTUAL PROPERTY LICENSE AGREEMENT

This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”) is made and entered into as of the Closing Date (as defined in the Stock Purchase Agreement (as defined below)) (the “Effective Date”), by and between Spansion LLC, a Delaware limited liability company (“Spansion”), and Fujitsu Semiconductor Limited, a Japanese corporation (“FSL”). Spansion and FSL are hereinafter also referred to as the “Parties,” and individually as a “Party.”

RECITALS

WHEREAS, FSL, Nihon Spansion Limited, a Japanese corporation (“Buyer”), and Spansion have entered into a certain Stock Purchase Agreement effective as of April 30, 2013 (“Stock Purchase Agreement”), pursuant to which, Buyer and Spansion purchase from FSL, and FSL sells to Buyer and Spansion, FSL’s (and its Subsidiaries’) fabless business of design, development, marketing, distribution and sale of certain analog semiconductor products and microcontroller products, pursuant to a series of transactions contemplated in the Stock Purchase Agreement (such transactions, “Transactions”);

WHEREAS, in connection with the Transactions, FSL has assigned and transferred to Spansion certain Intellectual Property Rights and Technology (in each case, as defined in the Stock Purchase Agreement) that are related to the business purchased by Buyer, and retained certain Intellectual Property Rights and Technology owned by FSL and its Subsidiaries (as defined in the Stock Purchase Agreement) that are related to the business purchased by Buyer;

WHEREAS, FSL wishes to obtain, and Spansion wishes to grant, certain licenses under and with respect to the Intellectual Property Rights and Technology assigned and transferred to Spansion pursuant to the Transactions, in accordance with the terms and conditions of this Agreement;

WHEREAS, Spansion wishes to obtain, and FSL wishes to grant, certain licenses under and with respect to the Intellectual Property Rights and Technology retained by FSL and its Subsidiaries in accordance with the Transactions, in accordance with the terms and conditions of this Agreement; and

WHEREAS, each Party wishes to grant to and obtain from the other Party, certain licenses under and with respect to the Parties’ Technology and Intellectual Property Rights necessary for purposes of performing the Parties’ obligations and exercising the Parties’ rights under the Commercial Transaction Agreements (as defined below), in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and other terms and conditions contained herein, Spansion and FSL hereby agree as follows:

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

AGREEMENT

1.            DEFINITIONS; INTERPRETATION.

1.1     Definitions. For the purposes of this Agreement, the following capitalized terms are defined in this Section and shall have the meanings specified herein. Other terms that are capitalized but not specifically defined in this Section  or in the body of this Agreement shall have the meanings set forth in the IP Assignment Agreement, or if not defined in the IP Assignment Agreement, the Stock Purchase Agreement.

1.1.1     [*] has the meaning set forth in Section 8.

1.1.2     “Affected Party” has the meaning set forth in Section 20.2.

1.1.3     “Affiliated Party” has the meaning set forth in Section 11.

1.1.4     “Authorized Distributor” means any distributor, OEM customer, systems integrator or other Person that, on or after the Effective Date, is authorized by FSL to offer to sell and sell any FSL product that contains Spansion-Branded Elements solely in its capacity acting as authorized by FSL on FSL’s behalf.

1.1.5     “Background IPR” means, with respect to a Party, any Intellectual Property Rights in or to any Technology that (a) was conceived, developed, authored, or otherwise created prior to the Effective Date by any employees or contractors of such Party or for such Party, whether solely or jointly with others, (b) is conceived, developed, authored, or otherwise created by any employees or contractors of such Party or for such Party, entirely independently of the Transaction Agreements (except pursuant to the consummation of the Transactions) or the activities undertaken in connection therewith and without any reference to any confidential information (including Confidential Information as defined in this Agreement) or Technology of the other Party, (c) such Party comes to own or control, entirely independently of the Transaction Agreements (except pursuant to the consummation of the Transactions) or the activities undertaken in connection therewith and without any reference to any confidential information (including Confidential Information, as defined in this Agreement) or Technology of the other Party, or (d) was conceived, developed, authored, or otherwise created by any employees or contractors of such Party or for such Party by such Party’s subcontractors, whether solely or jointly with others, in connection with the performance of such Party’s obligations and exercise of such Party’s rights set forth in each Transaction Agreement. For clarity and without limitation, all Intellectual Property Rights that have been assigned to Spansion (or any of its Affiliates) pursuant to the consummation of the Transactions shall be deemed to be Background IPR of Spansion, and all Intellectual Property Rights owned or controlled by any Seller Party that have not been assigned to Spansion (or any of its Affiliates) pursuant to the consummation of the Transactions shall be deemed to be Background IPR of FSL.

1.1.6     “Bankruptcy Code” has the meaning set forth in Section 20.1.

1.1.7     “Commercial Transaction Agreements” means, collectively, the Wafer Supply Agreement, the Sort Services Agreement, the Assembly Services Agreement, the Distribution Agreement, and the Transition Services Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

1.1.8     “Confidential Information” means any and all technical and non-technical confidential or proprietary information disclosed by either Party (“Disclosing Party”) to the other Party (“Receiving Party”) under this Agreement or the IP Assignment Agreement, whether in written, oral, graphic or electronic form, that is marked or otherwise identified at the time of disclosure as confidential or proprietary, or that would reasonably be deemed in the context of its disclosure to be confidential or proprietary. “Confidential Information” includes trade secrets, know-how, firmware, designs, schematics, bills of material, customer lists, vendor lists, employee and contractor information, techniques, processes, Software, technical documentation, specifications, plans or any other information relating to any research project, work in process, future development, scientific, engineering, manufacturing, marketing or business plan or financial or personnel matter relating to either Party, its present or future products, sales, suppliers, customers, employees, investors or business. Notwithstanding the foregoing, the nondisclosure obligations and use restrictions set forth in Section 14 shall not apply to:

(a)            information disclosed by the Disclosing Party to the Receiving Party to the extent that it can be established by the Receiving Party beyond a reasonable doubt by contemporaneous records that such information:

(i)     was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party;

(ii)     was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(iii)     became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement;

(iv)     was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or

(v)     was developed independently by the Receiving Party without any use of Confidential Information of the Disclosing Party; and

(b)          Notwithstanding clause (a) above:

(i)     Assigned Technology shall be deemed Confidential Information of Spansion unless the relevant Technology meets the criteria set forth in clause (a)(ii), (a)(iii) or (a)(iv) above; and

(ii)     FSL Licensed Technology shall be deemed Confidential Information of FSL unless the relevant Technology meets the criteria set forth in clause (a)(i), (a)(ii), (a)(iii), (a)(iv) or (a)(v) above.

1.1.9       [*] has the meaning set forth in Section 8.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

1.1.10     [*] has the meaning set forth in Section 8.

1.1.11     “Divested Entity” means the entity who has succeeded to (a) all or substantially all of the assets of an Affiliate of a Party, or (b) a product line or service line of a Party or its Affiliates, in each case, pursuant to a Divestiture of such Affiliate, product line or service line of such Party.

1.1.12     “Divestiture” means, with respect to a Party, the transfer, in a single transaction or in a series of related transactions, of (a) any product line or service line of such Party or an Affiliate of such Party to a Third Party or (b) any Affiliate of such Party (either by the disposition of such Affiliate to a Third Party or by reorganization, sale of stock or shares, change of control, merger, acquisition, or sale of all or substantially all of the assets of such Affiliate such that such Affiliate ceases to be an Affiliate of such Party) (such divested product line, service line or Affiliate, “Divested Business”).

1.1.13     “Existing Patent Cross-License Agreement” means the Amended and Restated Fujitsu-Spansion Patent-Cross License Agreement dated December 21, 2005.

1.1.14     “Forbearance Period” means the period commencing on [*]

1.1.15     “Force Majeure” has the meaning set forth in Section 20.2.

1.1.16     “FSL Field of Use” means the design, development, manufacturing, marketing, distribution, sale and support of all products and provision of related services, subject to the non-competition terms set forth in Section 6.03 of the Stock Purchase Agreement.

1.1.17     “FSL Licensed IPR” means, [*]

1.1.18     “FSL Licensed Patents” means [*]

1.1.19     “FSL Licensed Technology” means, [*]

1.1.20     [*]

1.1.21     “Fujitsu Labs” means Fujitsu Laboratories Ltd., a Japanese corporation and an Affiliate of FSL.

1.1.22     “Grantee” means, Spansion or FSL, as applicable, in its capacity as a licensee under this Agreement.

1.1.23     “Grantor” means, Spansion or FSL, as applicable, in its capacity as a licensor under this Agreement.

1.1.24     “Improvements” means, with respect to Technology, any derivative works based upon, improvements or enhancements to, or modifications of such Technology, whether or not patentable.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

1.1.25     “Licensed Marks” means the Assigned Trademarks listed on Schedule 1.1.25  attached hereto, as such list may be updated from time to time by the Parties.

1.1.26     “Licensed Non-Process Technology” means [*]

1.1.27     “Licensed Process Technology” means [*]

1.1.28     “Net Sales” means the gross amount invoiced by FSL or FSL’s Affiliate to a Third Party for the sale of Royalty-Bearing Products, less amounts actually incurred by FSL or FSL’s Affiliate for [*] For purposes of calculating Net Sales with respect to Royalty-Bearing Products in which Royalty-Bearing Products are combined with other types of products or components, the Net Sales for such Royalty-Bearing Products shall be calculated in proportion to the value of the Royalty-Bearing Products contained therein.

1.1.29     “Royalty-Bearing Products” means [*]

1.1.30     “Royalty Period” has the meaning set forth in Section 7.1.

1.1.31     “Seller Parties” means, for purposes of this Agreement, the “Seller Parties” as defined in the Stock Purchase Agreement, but expressly excluding Fujitsu.

1.1.32     [*]

1.1.33     [*]

1.1.34     [*]

1.1.35     [*]

1.1.36     “Spansion Branded Elements” means, with respect to a Licensed Mark, the Assigned Technology (including Software) incorporated in the products in or on which such Licensed Mark is used, reproduced or displayed in connection therewith (a) by FSL and its Affiliates prior to the Effective Date, and (b) by Spansion and its Affiliates on and after the Effective Date, in each case, to associate such Licensed Mark with such Assigned Technology.

1.1.37     “Spansion Branding Guidelines” has the meaning set forth in Section 9.1.

1.1.38     “Spansion Field of Use” means the design, development, manufacturing, marketing, distribution, sale and support of (a) AM Products, (b) any other analog or microcontroller semiconductor product and provision of related services, and (c) [*]

1.1.39     “Spansion Licensed Patents” means, [*]

1.2           Interpretation.

1.2.1     Certain Terms. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” is not limited and means “including without limitation.”

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

1.2.2     Section References; Titles and Subtitles. Unless otherwise noted, all references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement. The titles, captions and headings of this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.3     Reference to Entities, Agreements, Statutes. Unless otherwise expressly provided herein, (a) references to an entity include its successors and permitted assigns, (b) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto or supplements thereof, and (c) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such statute or regulation.

2.            PATENT LICENSE GRANTS.

2.1     Patent License Grant to Spansion. FSL (on behalf of itself and the other Seller Parties) hereby grants to Spansion and Spansion’s Affiliates a non-exclusive, worldwide, fully-paid, royalty-free, non-transferable (except as set forth in Section 18 below), perpetual and irrevocable license under and to the FSL Licensed Patents, with right of sublicense as set forth in Section 5.1 below, to use, make, have made, offer to sell, sell, lease, distribute, export, import and otherwise dispose of products and services in the Spansion Field of Use, and to practice any method claimed in the FSL Licensed Patents in connection with the foregoing.

2.2     FSL Affiliates. If an Affiliate of FSL (other than the Seller Parties) asserts a Patent infringement claim against Spansion or an Affiliate of Spansion under a Patent that would have constituted an FSL Licensed Patent if such Patent were (a) solely owned by a Seller Party, or jointly owned by a Seller Party only with another Seller Party, as of the Effective Date, or (b) licensable as of the Effective Date by the Seller Parties to Spansion and its Affiliates for the scope granted herein, without the grant of such license resulting in the payment of royalties or other consideration to any Third Party, then FSL covenants and agrees that it shall use its best efforts to cause such Affiliate of FSL to (i) cease to assert such Patent infringement claim against Spansion or its Affiliate, as applicable, or (ii) grant Spansion and its Affiliates a royalty-free, fully-paid license under such Patent with the same scope and terms of license as set forth in Section 2.1 above.

2.3     Patent License Grant to FSL. Spansion hereby grants to FSL, FSL’s Affiliates, Fujitsu, and Fujitsu’s Affiliates, a non-exclusive, worldwide, fully-paid, royalty-free, non-transferable (except as set forth in Section 18 below), perpetual and irrevocable license under and to the Spansion Licensed Patents, with right of sublicense as set forth in Section 5.1 below, (a) to use, make, have made, offer to sell, sell, lease, distribute, export, import and otherwise dispose of (i) products and services in the FSL Field of Use; (ii) any products for Third Parties where the designs of such product are provided by such Third Parties pursuant to FSL’s and FSL’s Affiliates’ [*] business; and (iii) any products and provide services on Spansion’s behalf as specified in other Transaction Agreements, and (b) to fulfill any Pre-Existing Rights and Obligations; and in each case, to practice any method claimed in the Spansion Licensed Patents in connection with any of the foregoing. Without limiting the foregoing, FSL, FSL’s Affiliates, Fujitsu and Fujitsu’s Affiliates are expressly licensed to use, make, have made, offer to sell, sell, lease, distribute, export, import and otherwise dispose of the following products and to undertake the following activities: [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

2.4     Patent Laundering. Each Party acknowledges and agrees that the licenses granted under this Section  shall not cover any manufacturing activities of such Party or its Affiliates as a Grantee on behalf of Third Parties for the primary purpose of obtaining rights under the Grantor’s licensed Patents (i.e., Patent laundering), including making or having made products based on designs owned by such Third Parties, except as expressly set forth in Section 2.3(a)(ii) above.

2.5     Relationship to the Existing Patent Cross-License Agreement. This Agreement is in addition to, and is intended to supplement and not supersede, the Existing Patent Cross-License Agreement. Except to the extent expressly set forth in Sections 2.1 and 2.3 of this Agreement, if there is any inconsistency between the Existing Patent Cross-License Agreement and this Agreement regarding the scope of Patent licenses granted by any Seller Party to Spansion and Spansion’s Affiliates, or the scope of Patent licenses granted by Spansion to FSL, FSL’s Affiliates, Fujitsu and Fujitsu’s Affiliates, the Existing Patent Cross-License Agreement shall control.

2.6     International Exhaustion. For clarity, the licenses granted under this Section 2 include an immunity granted to each Party’s or its Affiliates’ customers with respect to (a) in the case of Section 2.1, the products and services in the Spansion Field of Use that are used, made, have made, offered to sell, sold, leased, distributed, exported, imported or otherwise disposed of by Spansion or its Affiliates pursuant to Section 2.1, or (b) in the case of Section 2.3, the products and services in the FSL Field of Use that are used, made, have made, offered to sell, sold, leased, distributed, exported, imported or otherwise disposed of by FSL, its Affiliates, Fujitsu or Fujitsu’s Affiliates pursuant to Section 2.3, in each case, either alone or as a component of another device, and worldwide, regardless of the jurisdiction in which such products and services were first sold or manufactured, to the same extent that (i) Spansion Licensed Patents, in the case of a license granted by Spansion, or (ii) FSL Licensed Patents, in the case of a license granted by FSL, covering such products and services would be deemed to have been exhausted under United States law if such products and services were first sold in the United States, under Japanese law if such products and services were first sold in Japan, or under the Applicable Laws of any other jurisdiction if such products or services were first sold in such other jurisdiction; provided, however, that the Parties intend that the license granted herein extends only to products manufactured or sold or services provided pursuant to Sections 2.1 or 2.3, as applicable, themselves in the form manufactured or sold (without any unauthorized modification by Third Parties) and not to any Patent claims infringed by combination of such products with other products or Technology, which infringement would not have occurred but for such modification or combination.

3.            Patent Standstill Agreement.

3.1     [*]

3.2     [*]

3.3     [*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

4.            ADDITIONAL LICENSE GRANTS.

4.1     Non-Process Technology License Grant to Spansion. Subject to Section 14, FSL (on behalf of itself and the other Seller Parties) hereby grants to Spansion and Spansion’s Affiliates a non-exclusive, worldwide, fully-paid, royalty-free, non-transferable (except as set forth in Section 18 below), perpetual and irrevocable license under and to the Other IPR in and to the Licensed Non-Process Technology, with right of sublicense as set forth in Section  below, to use, make, have made, offer to sell, sell, lease, distribute, export, import and otherwise dispose of, and reproduce, modify, prepare and have prepared derivative works of, perform, display, transmit and distribute (through multiple tiers and by all means known or later developed) and otherwise exploit products and services in the Spansion Field of Use, and to practice any method included in the Licensed Non-Process Technology in connection with the foregoing.

4.2     Process Technology License Grant to Spansion. Subject to Section 14, FSL (on behalf of itself and the other Seller Parties) hereby grants to Spansion and Spansion’s Affiliates a non-exclusive, worldwide, fully-paid, royalty-free, non-transferable (except as set forth in Section 18 below), perpetual and irrevocable license under and to Other IPR in and to the Licensed Process Technology, with right of sublicense as set forth in Section 5.1 below, to (a) reproduce, modify, prepare and have prepared derivative works of, perform, display, transmit and distribute, and otherwise exploit, in each case, solely internally within Spansion and its Affiliates or Spansion’s or its Affiliates’ contract manufacturers, any documentation included in such Process Technology, (b) use, make and have made products in the Spansion Field of Use using such Licensed Process Technology, and (c) offer to sell, sell, lease, distribute, export, import and otherwise dispose of the products manufactured in accordance with (b) above and provide services related thereto; and in each case, to practice any method included in the Licensed Process Technology in connection with the foregoing.

4.3     FSL Affiliates. If an Affiliate of FSL asserts an infringement or misappropriation claim against Spansion or an Affiliate of Spansion under an Other IPR in or to Technology that would constitute FSL Licensed Technology if such Technology were (a) solely owned by a Seller Party, or jointly owned by a Seller Party only with another Seller Party, as of the Effective Date, or (b) licensable as of the Effective Date by the Seller Parties to Spansion and its Affiliates for the scope granted herein, without the grant of such license resulting in the payment of royalties or other consideration to any Third Party, then FSL covenants and agrees that it shall use its best efforts to cause such Affiliate to (i) cease to assert such infringement or misappropriation claim against Spansion or its Affiliate, as applicable, or (ii) grant Spansion and Spansion’s Affiliates a royalty-free, fully-paid license under such Other IPR with the same scope and terms of license as set forth in Section 4.1 above.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

4.4     Non-Patent License Grant to FSL. Subject to Section 14, Spansion hereby grants to FSL, FSL’s Affiliates, Fujitsu, and Fujitsu’s Affiliates, a non-exclusive, worldwide, fully-paid, royalty-free (except as set forth in Section 7), non-transferable (except as set forth in Section 18) perpetual and irrevocable license under and to the Assigned Other IPR in and to the Assigned Technology, with right of sublicense as set forth in Section 5.1 below, to (a) use, make, have made, offer to sell, sell, lease, distribute, export, import and otherwise dispose of and reproduce, modify, prepare and have prepared derivative works of, perform, display, transmit and distribute (through multiple tiers and by all means known or later developed) and otherwise exploit products and services in the FSL Field of Use, (b) make, have made, offer to sell, sell, lease, distribute, export, import and otherwise dispose of products for Third Parties where the designs of such product are provided by such Third Parties pursuant to FSL’s and FSL’s Affiliates’ [*] business, (c) make, have made, offer to sell, sell, lease, distribute, export, import and otherwise dispose of products and provide services on Spansion’s behalf as specified in other Transaction Agreements; and (d) fulfill any Pre-Existing Rights and Obligations; and in each case, to practice any method included in the Assigned Other IPR and Assigned Technology in connection with the foregoing. Without limiting the foregoing, FSL, FSL’s Affiliates, Fujitsu, and Fujitsu’s Affiliates are expressly licensed to use, make, have made, offer to sell, sell, lease, distribute, export, import and otherwise dispose of the following products and to undertake the following activities: [*]

4.5     Commercial Licenses. In addition to the foregoing license grants, each Party, as Grantor, hereby grants (on behalf of itself and its Subsidiaries) to the other Party, as Grantee, and Grantee’s applicable Affiliates, a fully-paid, royalty-free, non-transferable (except as set forth in Section 18), sublicenseable (only to such Party’s or its Affiliates’ subcontractors under the Commercial Transaction Agreements, as applicable) nonexclusive right and license under Grantor’s (and its Subsidiaries’) Background IPR, to use, make, have made, offer to sell, sell, lease, distribute, export, import and otherwise dispose of and reproduce, modify, prepare and have prepared derivative works of, perform, display, transmit and distribute (through multiple tiers and by all means known or later developed) and otherwise exploit any Technology that is an embodiment of such Background IPR, solely for the purpose of performing Grantee’s obligations under the Commercial Transaction Agreements. Unless otherwise expressly specified in any Commercial Transaction Agreement, or the Parties agree in writing in connection with any joint development activities between the Parties to provide for a different allocation of ownership of Intellectual Property Rights, as between the Parties, each Party (and its Affiliates) shall own its own Background IPR and any Technology conceived, developed, authored, or otherwise created by such Party (or its Affiliates) in connection with the performance of such Party’s (or its Affiliates’) obligations under such Commercial Transaction Agreement or the exercise of such Party’s rights under such Commercial Transaction Agreement.

5.            ADDITIONAL TERMS REGARDING LICENSES.

5.1     Sublicensing. Without limiting any have made rights set forth in Sections 2 and 4, (a) Spansion and its Affiliates may grant sublicenses under Sections 2.1 and 4.1 as reasonably necessary to enable contractors, consultants or development partners, and under Section  as reasonably necessary to enable manufacturing contractors, to exercise the licenses granted thereunder on behalf of Spansion and its Affiliates, (b) FSL and its Affiliates may grant sublicenses under Sections  and as reasonably necessary to enable contractors, consultants or development partners to perform services on behalf of FSL and its Affiliates, and (c) FSL and its Affiliates may grant sublicenses under Sections 2.3 and 4.4 as reasonably necessary to fulfill any Pre-Existing Rights and Obligations; provided, that (i) such sublicensees under clauses (a) and (b) above agree to be bound by a written agreement to comply with the applicable license restrictions, and (ii) no such sublicense granted pursuant to this Section 5.1 shall relieve the sublicensing Party of its obligations hereunder.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

5.2     Sales or Transfers of Technology or Intellectual Property Rights. Each Party, as Grantor, acknowledges and agrees that it shall not sell, assign, transfer, dispose of, or grant exclusive licenses to, any Intellectual Property Rights or Technology that is licensed to Grantee and its Affiliates under this Agreement without making any such sale, assignment, transfer, or disposition, or grant of exclusive license, subject to the licenses granted to Grantee and its Affiliates under this Agreement, and agrees to notify any such purchaser, assignee, transferee, or exclusive licensee in writing that such Intellectual Property Rights or Technology are subject to the licenses granted to Grantee and its Affiliates under this Agreement.

6.            DELIVERY.

6.1     Delivery.  FSL (on behalf of itself and the other Seller Parties) shall deliver copies (including electronic) of the Licensed Non-Process Technology through the transfer of books and records, documentation, Software, electronic files, facilities, personal property contained therein, and employees pursuant to the Stock Purchase Agreement. With respect to the Licensed Process Technology, (a) FSL (on behalf of itself and the other Seller Parties) shall deliver copies (including electronic) of the mutually-agreed documentation for the Licensed Process Technology on the Closing Date, and (b) for any copies of other Licensed Process Technology that are not delivered on the Closing Date, the Parties will mutually agree upon the timing of delivery; provided, that Spansion may at any time request delivery of the copies of Licensed Process Technology that have not yet been delivered, subject to the Parties agreeing on timing and scope for such later delivery, taking into account the nature of the Technology to be delivered and the reasonably available resources to perform such delivery.

6.2     Further Assurances.  The Parties acknowledge that, as part of the assignment and delivery of any Assigned Technology, or the delivery of any Licensed Process Technology or Licensed Non-Process Technology, (a) FSL (on behalf of itself and the other Seller Parties) may inadvertently fail to deliver copies of Technology that should have been delivered to Spansion as part of the contemplated transfers and licenses under the terms of the Stock Purchase Agreement, the IP Assignment Agreement or this Agreement, or (b) Spansion may inadvertently receive copies of Technology that should not have been delivered as a part of the activities contemplated under the Stock Purchase Agreement, the IP Assignment Agreement or this Agreement. Each Party agrees, for at least twelve (12) months following the Effective Date, to engage in good faith discussions with the other regarding the delivery of any such copies of Technology that were inadvertently not delivered to Spansion, or the return or destruction of copies of Technology that were inadvertently delivered to Spansion, at the reasonable request of the other Party, and deliver or return the applicable copies of Technology in accordance with the Parties’ mutual and good faith determination as to whether such copies should or should not have been delivered to Spansion (as applicable) in accordance with the applicable terms of the Stock Purchase Agreement, the IP Assignment Agreement or this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

7.            Royalties.

7.1     Royalties. Notwithstanding any provision herein to the contrary, FSL (on behalf of itself and its Affiliates) agrees to pay Spansion royalties on the sale of Royalty-Bearing Products sold by FSL and its Affiliates during the [*] following the Effective Date (the “Royalty Period”). The royalties in each instance will equal [*] After the expiration of the Royalty Period, no further royalties will be due under this Agreement for the sale of Royalty-Bearing Products.

7.2     Royalty Reports and Payments. FSL shall (a) provide quarterly written reports to Spansion within [*] after the end of each calendar quarter of the Royalty Period, stating in each such report the number of Royalty-Bearing Products sold during such calendar quarter for which royalties are payable pursuant to Section 7.1, and (b) pay to Spansion all royalties due for each applicable quarter of the Royalty Period no later than the end of [*].

7.3     Record Retention. FSL will keep complete and accurate records pertaining to sales of and royalty calculations for Royalty-Bearing Products sold by FSL and FSL’s Affiliates to Third Parties during the Royalty Period. FSL will maintain such records for at least three (3) years from the end of the calendar year in which the applicable royalty payments were made.

7.4     Audit. During the period set forth in Section 7.3 above, Spansion will have the right to engage, at its own expense, an independent auditor reasonably acceptable to FSL to examine FSL’s records pertaining to sales of Royalty-Bearing Products made during the Royalty Period and the calculation of royalties owed to Spansion under this Section 7. Spansion will provide FSL reasonable prior written notice of such audit and may conduct such audits no more than once every calendar year. Such audits shall be conducted during normal business hours of FSL, and in a manner that does not interfere in any material respect with FSL’s normal business operations. If any such audit reveals an underpayment of more than [*] of the correct amount of royalties due and payable hereunder for the audited period, such audit will be at the reasonable expense of FSL. If any such audit conducted on behalf of Spansion shows that FSL underpaid the royalties due and payable to Spansion under this Agreement, then FSL shall immediately pay to Spansion any such deficiency with interest calculated at a rate equal to the lesser of [*] per annum or the highest rate allowed by Applicable Law.

8.            Joint Development.

The Parties agree to discuss in good faith a potential agreement for certain joint development efforts related to [*]. The Parties acknowledge that such an agreement would contain terms and conditions that are consistent with the following, subject to the Parties’ discussion, negotiation and agreement on the other terms and conditions applicable to [*]

9.            Trademark License.

9.1     License Grant. Subject to the terms and conditions set forth in this Agreement and FSL’s compliance therewith, Spansion hereby grants to FSL a worldwide, non-exclusive, non-transferable, non-assignable (except as set forth in Section 18 below), non-sublicensable (except as otherwise expressly set forth in this Section 9.1), perpetual, royalty-free license to use, reproduce and publicly display the Licensed Marks, solely for purposes of marketing, promotion, advertising, license, sale and distribution of FSL products that contain Spansion Branded Elements and solely in a manner that is in accordance with Spansion’s branding guidelines for the Licensed Marks, as provided in writing to FSL from time to time upon reasonable advance written notice (such branding guidelines, “Spansion Branding Guidelines”). FSL shall have the right to sublicense the license granted in this Section 9.1 to FSL’s Affiliates and Authorized Distributors; provided, however, that FSL shall cause its Affiliates to comply with the terms and conditions of this Agreement and FSL shall remain responsible and liable for any acts or omissions of its Affiliates and Authorized Distributors that would constitute a breach of this Agreement if such acts or omissions were performed by FSL. For clarity, any sublicense that is granted hereunder to any Affiliate or Authorized Distributor of FSL shall immediately terminate when such Affiliate or Authorized Distributor ceases to be an Affiliate or Authorized Distributor, as applicable, of FSL.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

9.2           Restrictions.

(a)     FSL shall not, and shall not authorize any Affiliate of FSL or any Third Party to:

(i)     use, reproduce or display any Licensed Mark in an unauthorized manner or other than as expressly permitted by this Section 9;

(ii)     combine, use, reproduce or display any Licensed Mark with any other name or Trademark, including any name or Trademark of FSL or its Affiliates in a manner that would constitute combined marks;

(iii)     use, reproduce or display any Licensed Mark in any URL, domain name, subdomain or similar locator or identifier or on any website (including mobile site) or similar property accessible via the Internet, or purchase or use any “key word” or search term that includes or consists of any Licensed Mark;

(iv)     use, reproduce or display any Licensed Mark in any country where the applicable product or any technology contained therein would not be permitted to be shipped based on the export laws, regulations and controls imposed or administered by the United States, Japan or any other country or jurisdiction (as applicable);

(v)     use, reproduce or display any Licensed Mark in a manner that could, in Spansion’s reasonable opinion, result in such Licensed Mark becoming generic or the rights of Spansion in such Licensed Mark becoming diluted, or that could otherwise prejudice or invalidate a registration or application for registration of such Licensed Mark;

(vi)     conduct any acts or omissions that could, in Spansion’s reasonable opinion, bring the Licensed Marks or Spansion or its Affiliates into disrepute or that could otherwise damage the goodwill associated with the Licensed Marks or any other Trademarks of Spansion or its Affiliates;

(vii)     register or apply for registration for any Licensed Mark or any Trademark that is identical or similar to any Licensed Mark or that consists in whole or in part of any Licensed Mark; or

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

(viii)     challenge the validity of any Licensed Mark or any registration therefor, Spansion’s ownership of or right to license any Licensed Mark, or the enforceability of Spansion’s rights in, to or under any Licensed Mark, or otherwise take any action to interfere with or that is inconsistent with any of Spansion’s rights in, to or under any Licensed Mark.

(b)     FSL shall, as provided for in Spansion Branding Guidelines or as otherwise reasonably directed by Spansion from time to time, (i) include on materials or media on or in which any Licensed Mark is displayed a statement that such Licensed Mark is owned by Spansion, and is a registered trademark of Spansion, and (ii) include an appropriate trademark indicator (such as “™” or “®”) on all products bearing the Licensed Marks.

(c)     FSL shall ensure that FSL’s use of the Licensed Marks complies with all Applicable Laws of the jurisdictions in which the Licensed Marks are used, reproduced, or displayed.

9.3          Reservation of Rights. This Agreement does not constitute an assignment or grant to FSL of any right, title or interest in, to or under the Licensed Marks, other than the limited right to use the Licensed Marks as set forth in this Section 9. FSL acknowledges that Spansion retains all right, title and interest in, to and under the Licensed Marks and the renown of the Licensed Marks worldwide, that FSL shall acquire no rights as a result of any use of the Licensed Marks, and that all rights not specifically granted herein to FSL are reserved to Spansion, which may at all times fully and freely exercise such rights. Any use, reproduction, display or other exploitation of the Licensed Marks by or on behalf of FSL or any Affiliate of FSL, and all goodwill associated with such use, reproduction, display or other exploitation, shall inure exclusively to the benefit of Spansion.

9.4          Quality Standards. With respect to products or Software that bear one or more Licensed Marks, FSL shall maintain a standard of quality that is no less than that of identical or similar AM Products or Software for AM Products that bore such Licensed Marks prior to the Effective Date.

9.5          Samples. Upon request by Spansion, FSL shall promptly provide Spansion with samples of any products or materials (including any advertising, marketing or promotional materials) on which any Licensed Mark is displayed that FSL has released or published after the Effective Date, or intends to release or publish, to any Person (other than FSL or its Affiliates). If Spansion reasonably determines that any such products or materials do not comply with the then-current Spansion Branding Guidelines previously provided to FSL or the terms or conditions of this Section 9, FSL shall (a) promptly correct such nonconformance and send a corrected sample of the relevant product or material to Spansion for Spansion’s approval, (b) immediately cease to use, release or publish such product or material (or corrected versions thereof until and unless such versions are approved by Spansion), and (c) upon Spansion’s approval in accordance with clause (a) above, only use, release or publish the corrected version of such product or material approved by Spansion.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

9.6          Audit. Spansion shall have the right, upon reasonable written notice to FSL and at Spansion’s cost, to audit the use, reproduction, display and other exploitation of the Licensed Marks by or on behalf of FSL or its Affiliates hereunder. Such audit shall be conducted during normal business hours. If such audit reveals any use, reproduction, display or other exploitation of the Licensed Marks that does not comply with the applicable Spansion Branding Guidelines or the terms or conditions of this Section 9, upon written notice of such noncompliance by Spansion to FSL, FSL shall, and shall cause its Affiliates to, promptly correct such noncompliance. Notwithstanding the foregoing, if such audit reveals any material noncompliance by FSL or its Affiliates, then the costs and expenses incurred in connection with such audit shall be borne by FSL.

9.7          Remedies. Spansion reserves the right to determine whether FSL and its Affiliates have complied with the then-current Spansion Branding Guidelines, the quality standards required hereunder, and the other requirements of this Section 9 with respect to the use, reproduction, display and other exploitation of the Licensed Marks. If Spansion determines in its reasonable discretion that FSL or any of its Affiliates has failed to so comply, then, in addition to Spansion’s rights set forth herein, Spansion shall have the right to determine what reasonable corrective measures FSL shall take to promptly remedy such noncompliance, and FSL shall, and shall cause its Affiliates to, promptly implement such corrective measures at FSL’s cost and expense. If such noncompliance is not cured within thirty (30) days of written notice thereof from Spansion to FSL, Spansion may suspend or terminate the trademark licenses granted under this Section 9.

10.          ownership.

10.1        Ownership of Intellectual Property Rights and Technology. As between the Parties, Spansion shall own and retain all right, title and interest in and to the Assigned Technology (including all Other IPR therein), Spansion Licensed Patents and Licensed Marks. As between the Parties, FSL shall own and retain all right, title and interest in and to the FSL Licensed Technology and FSL Licensed IPR. As between the Parties, Spansion will retain all right, title and interest, including all Intellectual Property Rights, in and to any Improvements to any of the FSL Licensed Technology made by or on behalf of Spansion or its Affiliates in the exercise of the license granted to Spansion and its Affiliates hereunder, subject only to FSL’s ownership of the FSL Licensed Technology and FSL Licensed IPR and expressly excluding Improvements made by or on behalf of FSL after the Closing Date. As between the Parties, FSL and its Affiliates will retain all right, title and interest, including all Intellectual Property Rights, in and to any Improvements to any of the Assigned Technology made by or on behalf of FSL or its Affiliates in the exercise of the license granted to FSL and its Affiliates hereunder, subject only to Spansion’s ownership of the Assigned Technology and Assigned IPR and expressly excluding Improvements made by or on behalf of Spansion after the Closing Date. All rights under any Intellectual Property Rights that are not expressly granted in this Agreement are reserved by the Party that owns such Intellectual Property Rights.

10.2        No Obligation to Maintain Intellectual Property. Spansion acknowledges and agrees that no Seller Party shall have any obligation under this Agreement after the Effective Date to maintain, prosecute or file for any Patents or other Intellectual Property Rights pertaining to the Patents or Other IPR licensed by FSL (on behalf of itself and the other Seller Parties) hereunder.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

10.3        Infringement Suits. Neither Party (nor, in the case of FSL as Grantor, any other Seller Party) shall have any obligation under this Agreement to institute or maintain any action or suit against Third Parties for infringement or misappropriation of any Intellectual Property Right in or to any Technology licensed to the other Party hereunder, or to defend any action or suit brought by a Third Party which challenges or concerns the validity of any of such Intellectual Property Rights or which claims that any Technology licensed to the other Party hereunder infringes or constitutes a misappropriation of any Intellectual Property Right of any Third Party.

11.           AFFILIATE ACKNOWLEDGEMENT.

To the extent an obligation under this Agreement specifically refers to an Affiliate of a Party (such Party, the “Affiliated Party”) under this Agreement, at the request of the other Party, the Affiliated Party shall cause such Affiliate to execute a written acknowledgment form reasonably acceptable to the other Party whereunder such Affiliate expressly agrees to undertake the corresponding obligation as specified in this Agreement.

12.          Divestment.

Subject to the terms set forth in Section 18, in the event of a Divestiture by either Party (as Grantee), the applicable Divested Entity shall continue to enjoy, after the date of the Divestiture, the benefit of the licenses and other rights granted to the Divested Business under this Agreement. The licenses and other rights granted to the Divested Entity shall not apply to any products, components or services of such Divested Entity (which, for clarity, in the case the Divested Business becomes a part of another entity, means the products, components or services of such entity, and not those of the Divested Business) existing prior to the date of the Divestiture.

13.         Support.

Each Party shall, from time to time as agreed by the Parties, exchange information regarding any material bugs or errors found in the Technology licensed by both Parties under this Agreement. Subject to the foregoing and except as set forth in Sections 4 and 6 hereof, neither Spansion nor FSL (each as Grantor), nor any of their Affiliates, will have any obligations under this Agreement to provide any support to Grantee or its Affiliates with respect to any Technology (or Intellectual Property Rights therein) under which Grantor granted licenses under this Agreement or to provide Grantee with any Improvements to any such Technology.

14.          Confidentiality.

14.1     Obligations. Each Party, as Receiving Party, will maintain in confidence all Confidential Information disclosed to it by the Disclosing Party. The Receiving Party agrees not to use, disclose or grant use of such Confidential Information except as expressly authorized by the Transaction Agreements. Without limiting the foregoing, the Receiving Party may use or disclose the Disclosing Party’s Confidential Information to the extent such use or disclosure is reasonably necessary to (i) perform the obligations owed by the Receiving Party under this Agreement or (ii) exercise the rights and licenses granted to the Receiving Party under this Agreement, in each case, provided that, any disclosure to any customers, suppliers, distributors, contractors, resellers, business partners or Third Parties in connection with the foregoing shall be made subject to the recipient being bound by written confidentiality obligations that are no less protective of Confidential Information than this Section 14. In addition, to the extent that disclosure is authorized by this Agreement, each Receiving Party agrees to disclose the Confidential Information of the Disclosing Party only to its employees, agents or consultants who need to know such Confidential Information for the purposes of this Agreement and agrees to obtain prior agreement from its employees, agents or consultants to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each Receiving Party may also disclose the Confidential Information of the Disclosing Party in confidence and solely to the extent reasonably necessary, to the Receiving Party’s or its Affiliates’ legal counsel, accountants, banks and financing sources, investors and potential investors and their respective advisors. Each Receiving Party agrees to use at least the same standard of care as it uses to protect its own most confidential information to protect the proprietary and confidential nature of Confidential Information of the Disclosing Party, including to ensure that such employees, agents or consultants do not disclose or make any unauthorized use of such Confidential Information, but in no event less than reasonable care. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Confidential Information.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

14.2        Government Obligations. The Receiving Party will not be considered to have breached its obligations under this Section 14 for disclosing Confidential Information of the Disclosing Party to the extent required to satisfy any legal requirement of a competent governmental or regulatory authority, provided that promptly upon receiving any such request, and to the extent that it may legally do so under Applicable Law, the Receiving Party: (i) advises the Disclosing Party prior to making such disclosure in order that the Disclosing Party may object to such disclosure, take action to ensure confidential treatment of such Confidential Information, or take such other action as it considers appropriate to protect such Confidential Information; and (ii) uses reasonable efforts to not disclose Confidential Information that is not required to satisfy such legal requirement.

14.3        Remedies. Each Party, as the Receiving Party, agrees that, due to the unique nature of the Confidential Information, the unauthorized disclosure or use of the Confidential Information of the Disclosing Party may cause irreparable harm and significant injury to the Disclosing Party, the extent of which may be difficult to ascertain and for which there may be no adequate remedy at law. Accordingly, the Receiving Party agrees that the Disclosing Party, in addition to any other available remedies, shall have the right to seek an immediate injunction and other equitable relief enjoining any breach or threatened breach of this Agreement without the necessity of posting any bond or other security. Receiving Party shall notify Disclosing Party in writing immediately upon Receiving Party’s becoming aware of any such breach or threatened breach.

15.          Warranty and Disclaimer.

15.1        Warranties. Each Party represents and warrants that it has the right and authority to enter into this Agreement.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

15.2        Additional FSL Warranty. FSL represents and warrants that there are no Intellectual Property Rights or Technology that are (a) both (i) jointly owned by a Seller Party with any Affiliate of a Seller Party (other than another Seller Party) or with a Third Party, and (ii) under or with respect to which the Seller Parties do not have the right to grant licenses to Spansion and its Affiliates for the scope granted herein (without the grant of such license resulting in the payment of royalties or other consideration to any Third Party or requiring the separate consent of an Affiliate other than a Seller Party); or (b) both (i) jointly owned by Fujitsu (including inventions and Technology conceived by Fujitsu Labs) with any Affiliate of Fujitsu (other than any Seller Party) or with a Third Party, and (ii) under or with respect to which the Seller Parties do not have the right to grant licenses to Spansion and its Affiliates for the scope granted herein (without the grant of such license resulting in the payment of royalties or other consideration to any Third Party or requiring the separate consent of an Affiliate other than a Seller Party); in each case, which Intellectual Property Rights or Technology would otherwise constitute FSL Licensed Technology or FSL Licensed IPR if such Intellectual Property Rights or Technology either were (A) solely owned by a Seller Party, jointly owned by a Seller Party only with another Seller Party, Fujitsu, or jointly owned by Fujitsu only with a Seller Party, or (B) licensable by the Seller Parties to Spansion and its Affiliates for the scope granted herein (without the grant of such license resulting in the payment of royalties or other consideration to any Third Party or requiring the separate consent of an Affiliate other than a Seller Party).

15.3        Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE STOCK PURCHASE AGREEMENT, NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES IN CONNECTION WITH THIS AGREEMENT (INCLUDING, IN THE CASE OF SPANSION, ANY ASSIGNED IPR OR ASSIGNED TECHNOLOGY, AND IN THE CASE OF FSL, ANY FSL LICENSED IPR), WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, ENFORCEABILITY, VALIDITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT.

16.          Limitation of Liability.

EXCEPT FOR A BREACH OF SECTION 15.2, OF A LICENSE GRANT OR OF A CONFIDENTIALITY OBLIGATION, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER TO THE OTHER PARTY, ITS AFFILIATES OR TO ANY THIRD PARTY CLAIMING THROUGH OR UNDER SUCH PARTY, FOR ANY LOST PROFITS, LOSS OF DATA, EQUIPMENT DOWNTIME OR FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY, INDIRECT OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17.          TERM; TERMINATION.

Unless otherwise agreed by the Parties in writing, this Agreement shall be effective on a perpetual basis. This Agreement is not terminable for convenience or cause unless the Parties mutually agree to terminate the Agreement in a written agreement signed by both Spansion and FSL.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

18.         Assignment.

Neither this Agreement nor any rights, interests or obligations hereunder may be assigned, delegated or otherwise transferred by either Party (whether voluntarily or involuntarily and whether by merger, transfer of assets, operation of Applicable Law or otherwise), without the other Party’s express prior written approval, except that (a) FSL may assign or transfer to Fujitsu with Spansion’s prior written consent (such consent not to be unreasonably conditioned, delayed or withheld), (b) FSL may assign or transfer to a successor of all or substantially all of FSL’s assets related to semiconductor products, or to a Divested Entity upon a Divestiture, upon written notice to Spansion (and without Spansion’s consent), (c) Spansion may assign or transfer to a successor of all or substantially all of Spansion’s assets related to the Spansion Field of Use, or to a Divested Entity upon a Divestiture, upon written notice to FSL (and without FSL’s consent), in each case, this Agreement and the rights, interests, and obligations hereunder in their entirety. Any attempt to assign or transfer this Agreement in violation of this Section  shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

19.           Notices.

All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed duly given (a) upon receipt if delivered personally, (b) upon confirmation if sent by facsimile with transmission confirmation or (c) on the first Business Day following dispatch if sent by a nationally-recognized overnight courier service; provided, however, that, if delivered on a date that is not a Business Day or after 5:00 p.m. on a Business Day, such notice, request, demand, claim or other communication shall be deemed delivered on the next succeeding Business Day; provided, further, that such notice, request, demand, claim or other communication is delivered to the applicable Party at such Party’s address or facsimile number as set forth below.

If to Spansion, addressed to it at:

Spansion LLC
915 DeGuigne Drive

Sunnyvale, CA 94085

United States
Fax: [*]
Attention: General Counsel

With copies to (which shall not constitute notice):

Latham & Watkins LLP
140 Scott Drive,
Menlo Park, CA 94025
United States
Fax: 1-650-463-2600

Attention: Tad J. Freese, Esq.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

Latham & Watkins LLP
Marunouchi Building, 32nd Floor
2-4-1 Marunouchi
Chiyoda-ku, Tokyo 100-6332
Japan
Fax: 011-81-3-6212-7801
Attention: Michael J. Yoshii, Esq.

If to FSL, addressed to it at:

Fujitsu Semiconductor Limited
Nomura Shin-Yokohama Building
2-10-23 Shinyokohama
Kohoku-ku, Yokohama 222-0033
Japan
Fax: [*]
Attention: [*]

With a copy to (which shall not constitute notice):

Morrison & Foerster LLP
Shin-Marunouchi Building, 29th Floor
5-1, Marunouchi 1-Chome
Chiyoda-ku, Tokyo 100-6529
Japan
Fax: 011-81-3-3214-6512
Attention: Jay Ponazecki, Esq.

Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner set forth in this Section 19.

20.           MISCELLANEOUS.

20.1     Rights in Bankruptcy. All rights and licenses granted to either Party under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the “Bankruptcy Code”), and any equivalent provision under any other Applicable Law, licenses of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code and conveyed and effective as of the Effective Date. The Parties acknowledge and agree that the rights and licenses granted by each Party to the other Party under this Agreement are conveyed and effective as of the Effective Date and that each Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections as a licensee of intellectual property under the Bankruptcy Code, or equivalent provision under any other Applicable Law, and is entitled to the maximum protection of the rights and licenses under the Bankruptcy Code of such Applicable Law, including the right to preserve and enforce the licensee benefits set forth in this Agreement. Each Party agrees to notify the other in the event of any insolvency or bankruptcy event that might affect the licensed rights hereunder, with the intent to provide notice so that the applicable licensee hereunder would have an opportunity to object to any transfer in bankruptcy that might seek to reject any pre-existing licenses. Without limitation to the foregoing, the licensee (a) may assert without objection from the licensor that this Agreement is not vulnerable to rejection under the U.S. Bankruptcy Code and that, if rejected, such rejection shall not result in termination of the Agreement or a similar result or effect; (b) shall continue to have and may fully exercise any rights (and make any election) available under Section 365(n) of the U.S. Bankruptcy Code or this Agreement; and (c) shall have the right to, and the licensor shall provide and cause to be provided, the intellectual property licensed hereunder and embodiments thereof, and, the licensor shall not interfere with the licensee’s rights and licenses with respect to such intellectual property and embodiments thereof.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

20.2     Force Majeure. Solely with respect to the performance of the Parties’ obligations under Section 6, neither Party shall be deemed in default of this Agreement to the extent that the performance of any obligations of a Party (the “Affected Party”) or attempts to cure any breach by the Affected Party are delayed or prevented by reason of any circumstances or causes beyond its reasonable control, including, but not limited to, act of God, fire, natural disaster (such as earthquake or flood), accident, act of terrorism, act of government, war (including civil war), riots, embargoes, or epidemics (“Force Majeure”), provided that the Affected Party gives the other Party written notice thereof. The Affected Party shall resume its performance as soon as possible following such Force Majeure unless the Force Majeure has rendered its performance impossible. If the performance of the Affected Party’s obligations becomes impossible, the Affected Party shall promptly notify the other Party in writing and the Parties will discuss in good faith and implement reasonable alternatives to mitigate the effect of the impossibility of performance of the affected obligation.

20.3     No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

20.4     Entire Agreement. This Agreement (including any appendices, exhibits and schedules attached hereto), the Stock Purchase Agreement and other Ancillary Documents (including any appendices, exhibits and schedules attached thereto), and the other documents referred to herein constitute the entire agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent that they relate in any way to the subject matter hereof.

20.5     Counterparts and Facsimile Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic signature by either Party to the other Party and the receiving Party may rely on the receipt of such document so executed and delivered by facsimile or other electronic method as if the original had been received.

20.6     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Japan without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than Japan.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

20.7     Dispute Resolution. Any dispute, difference, controversy or claim arising in connection with or related or incidental to, or question occurring under, this Agreement or the subject matter hereof shall be resolved in accordance with Section 11.10 of the Stock Purchase Agreement.

20.8     Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both Parties. No waiver by either Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

20.9     Severability. Any term or provision of this Agreement that is held as invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

20.10     Compliance with Laws. Each Party shall comply with all Applicable Laws (including any export control regulations of the applicable jurisdictions) with respect to such Party’s exercise of its rights and performance of its obligations under this Agreement.

20.11     Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Agreement.

20.12     Cumulative Remedies. Except as otherwise expressly set forth in this Agreement, all rights and remedies of the Parties under this Agreement shall be cumulative and the exercise of one or more rights or remedies shall not preclude the exercise of any other right or remedy available under this Agreement, at law, in equity or otherwise.

[SIGNATURE PAGE FOLLOWS]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized representatives to become effective as of the Effective Date.

SPANSION LLC:

By:	/s/ Randy W. Furr

Name:	Randy W. Furr
Title:	Corporate Executive Vice President and Chief Financial Officer

 [Signature Page to Intellectual Property License Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

FUJITSU SEMICONDUCTOR LIMITED:

By:	/s/ Akinori Tahara
Name:	Akinori Tahara
Title:	Head of Unit Intellectual Property Unit

[Signature Page to Intellectual Property License Agreement]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

Schedule 1.1.25

Licensed Marks

[*]

Sch. 1.1.25 - 1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

Schedule 1.1.26

[*] [445 PAGES REDACTED]

Sch. 1.1.26 - 1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with repect to the omitted portions.

Schedule 1.1.27

[*]

Sch. 1.1.27 - 1

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.